UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2015

AMP HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On February 13, 2015, Marshall S. Cogan was engaged by AMP Holding Inc. (the "Company") to serve as the Chief Investment Officer and Chairman of the Board of Directors of the Company. On February 13, 2015, the Company and Mr. Cogan entered into an Executive Employment Agreement pursuant to which he was appointed as the Chief Investment Officer in consideration of an annual salary of $135,000. Additionally, Mr. Cogan will be eligible for annual bonuses, which shall be half of the Chief Executive Officer’s bonus. As additional compensation, the Company granted Mr. Cogan options to acquire 7,500,000 shares of common stock at an exercise price of $0.15 per share for a period of three years, which vest over a three year period in equal tranches of 2,500,000 shares on the one year, two year and three year anniversary of Mr. Cogan’s employment.

Marshall Cogan was the Chairman and Chief Executive Officer of Foamex International until April 1997, Vice Chairman until 1999 and Chairman and executive officer (but not chief executive officer) until February 2004 when he resigned in all capacities. Mr. Cogan was the Chairman and Chief Executive Officer and founder of United Auto Group, a United States public company that operates automobile dealerships in the United States from 1990 through 1999 and a director of the company until April 2001. From 1974 until 1999, Mr. Cogan was also the Chairman and Chief Executive Officer of Trace International Holdings, Inc. (the successor of GFI Holdings, Knoll International Holdings and ‘21’ International Holdings). Mr. Cogan served on the Board of Directors of Ener1, Inc. from February 2006 through December 2010. From 1977 to 1990 Mr. Cogan was Chairman and Chief Executive Officer of Knoll International and served with that corporation as Chairman Emeritus until 1992. From 1974 to 1988, Mr. Cogan was Chairman and Chief Executive Officer of General Felt Industries, Inc. From 1964 to 1973 he served in various positions with CBWL-Hayden Stone, Inc. a predecessor to Shearson Lehman/American Express and as Vice Chairman from 1971 to 1973. From 1983 to 2004, Mr. Cogan served as  a Trustee of New York University Hospital, and he presently serves Boston Latin School and the Israel Museum in that capacity.  He is a member of various committees with Harvard University, is a director of the American Friends of the Israel Museum, is a member of various committees with Harvard University, is a director of the American Friends of Israel Museum and was an advisor to Senator Edward M. Kennedy until his death. At various times in his career Mr. Cogan owned and controlled the ‘21’ Club, Color Tile Inc. and Sheller-Globe Corporation. Mr. Cogan was a trustee of the Museum of Modern Art from 1982 to 2004 and Chairman of the museum’s architecture and design department for ten years. Mr. Cogan received an MBA from the Harvard University School of Business Administration as well as an undergraduate degree from Harvard College.

Item	9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement entered between AMP Holding Inc. and Marshall S. Cogan dated February 13, 2015

10.2	Director Agreement entered between AMP Holding Inc. and Marshall S. Cogan dated February 13, 2015

10.3	Stock Option Agreement entered between AMP Holding Inc. and Marshall S. Cogan dated February 13, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: February 18, 2015	By:	/s/ Julio Rodriguez
Name: Julio Rodriguez Title: CFO